FOR IMMEDIATE RELEASE

EXHIBIT 99.1

CONTACT: WARREN WILKINSON
Republic Airways Holdings
(317) 484-6042

REPUBLIC AIRWAYS HOLDINGS TO PURCHASE 2,000,000 SHARES OF ITS COMMON STOCK

INDIANAPOLIS, INDIANA—September 5, 2007 — Republic Airways Holdings (NASDAQ:RJET), announced today that it has agreed to purchase two million shares of its Common Stock, par value $.001 per share, from WexAir LLC, the company’s former majority stockholder, at a price of $19.20 per share, for total consideration of $38,400,000.  Settlement of the transaction is expected to occur on September 7, 2007.  This purchase is authorized under a previously announced $100 million share repurchase program.

Republic Airways Holdings, based in Indianapolis, Indiana is an airline holding company that owns Chautauqua Airlines, Republic Airlines and Shuttle America. The airlines offer scheduled passenger service on over 1,200 flights daily to 115 cities in 37 states, Canada, Mexico and Jamaica through airline services agreements with six U.S. airlines. All of the airlines’ flights are operated under their airline partner brand, such as AmericanConnection, Continental Express, Delta Connection, Frontier Airlines, United Express and US Airways Express. The airlines currently employ approximately 4,400 aviation professionals and operate 208 regional jets.